Exhibit 99.1

CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO REGULATION 240.24B-2B OF THE SECURITIES EXCHANGE ACT OF 1934. [*] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST AND IS FILED SEPARATELY WITH THE COMMISSSION.




                            Participation Agreement

                         - Atugen Biotechnology GmbH -

                            Participation Agreement

                                     Among

1.    RIBOZYME PHARMACEUTICALS, Inc.,
      2950 Wilderness Place
      Boulder, Colorado
      USA

                                     -  hereinafter referred to as "Founder 1" -

2.    Dr. Ralph Earl Christoffersen
      1995 Stony Hill
      Boulder, Colorado 80303
      USA

                                     -  hereinafter referred to as "Founder 2" -

3.    Mr. Lawrence E. Bullock
      8550 Waterford Way.
      Longmont, CO 80503
      USA
                                     -  hereinafter referred to as "Founder 3" -

4.    Dr. Nassim Usman
      2129 Night Sky Lane,
      Lafayette, CO 80026
      USA
                                     -  hereinafter referred to as "Founder 4" -

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                                      -3-


5.    Dr. James Thompson
      2925 Glenwood Drive # 103
      Boulder, CO 80301
      USA

                                     -  hereinafter referred to as "Founder 5" -

6.    Ms. Alene Holzman
      971 6th Street,
      Boulder, CO 80302
      USA

                                     -  hereinafter referred to as "Founder 6" -

7.    Dr. Thomas H. Rossing
      13781 N. 115th St.
      Longmont, CO 80501

                                     -  hereinafter referred to as "Founder 7" -

8.    Dr. Jorg Potzsch
      Pradelstrasse 9
      13187 Berlin

                                      - hereinafter referred to as "Founder 8" -

9.    Dr. Thomas Walther
      Dunckerstrasse 34
      10439 Berlin

                                      - hereinafter referred to as "Founder 9" -

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                                      -4-

- the parties 1 to 9 hereinafter jointly referred to as "Founders" -

10.   Atugen Biotechnology GmbH,
      Maxmimilianstr. 35,
      80539 Munchen
      Germany

                               - hereinafter referred to as the "Company" -

11.   BB BioVentures L. P.
      One Cambridge Center, 9th Floor
      Cambridge, Massachusetts 02142
      USA
                               - hereinafter referred to as the "Investor" -


                                    Preamble

The Founders hold all the shares of the Company Atugen Biotechnology GmbH with its seat in Munich (application pending for transfer of seat to Berlin) registered in the Trade Register of the local court of Munich under HRB 119609.

The Founders intend to increase the share capital of the Company in order to provide the Company with new operating funds. Within the framework of this capital increase, the Investor shall be given the opportunity to purchase up to a maximum of 36.65% of the shares in total after the capital increase has been effected at a closing (the "Closing") as set out in column titled "Percentage of Share Holding After the First Closing" of annex 20 on a fully diluted basis.


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                                      -5-


The Investor is, inter alia, a capital investment fund which exists partly for the purpose of making private investments in young companies with technologically progressive products and for providing the means for business expansion.

The basis of the Investor's decision to invest is, among other things, the Term Sheet of June 16, 1998 agreed to and signed by the Founders (annex 1) and the business plan as amended on July 30, 1998 (annex 2).

In view of these interests the parties conclude the following Participation
Agreement:

                                     Part 1
                                     ------
                                 Participation
                                 -------------
                                     (S) 1
                              Increase of Capital

1. Today the Founders will increase the share capital of the Company by DM 30,600 from DM 50,000 to DM 80,600 with a shareholders' resolution, recorded by a notary, whereby solely the Investor is allowed to subscribe the new Shares.

      The Investor is allowed to subscribe to a share in the amount of

                                   DM 30,600

      created by the increase of capital. The investor shall assume the new original capital contribution and pay, in addition to the nominal value of the new share, a surcharge to be allocated to the Company's reserves
      (EK04) in the total amount of DM 12,696,246.

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                                      -6-



2. The Founders agree to waive their subscription right. Only the Investor is allowed to take over the new share.

3. The Investor commits itself to subscribe to the new share through a separately notarized declaration and to pay, in addition to the nominal value of the new share, a surcharge to be allocated to the Company's reserves (EK04) in the total amount of DM 12,696,246.

4. The new original capital contribution of DM 30,600 shall be paid in full before the registration of the capital increase, and the surcharge in the total amount of DM 12,696,246 shall be paid immediately after the registration of the capital increase in the Trade Register to the Company's bank account at the [*] with the account number [*] provided (i) the parties to this Agreement have by then executed a Vote Pooling Agreement concerning the election of the Advisory Council members and the transfer of the Company from GmbH to AG, satisfactory to the Investor; and
      (ii) the Company shall have received by then the grant funding contract or binding commitment letter from BMBF and the Senate of Berlin in the same amount as outlined in the letters of intent of those institutions contained in annex 18 and annex 19 as well as reports of a positive decision by tbg and regarding the GA-Grant funding; and (iii) the Founder 1 has completed, on or before September 30, 1998, certain amendments, as previously discussed with the Investor, to its existing "Stock Purchase Agreement" and the "Research, License, Supply and Royalty Agreement" with Schering AG Company; (iv) all liens and encumbrances on the intellectual property to be transferred by Founder 1 to the Company pursuant to the License Agreement (Annex 14) shall be released and extinguished; and (v) all other agreements to be executed and delivered prior to the Closing shall have been so executed and delivered and any funding due thereunder shall have been received by the Company.

5. Founder 1's participation in this Agreement is contingent upon Founder 1 completing, on or before September 30, 1998, certain amendments, as previously discussed with the Investor, to its existing "Stock Purchase Agreement" and the "Research, License, Supply and Royalty Agreement" with Schering AG Company (which amendments shall be the same amendments referred to above).

6. In the event that the conditions to the payment by the Investor of DM 12,696,246 surcharge (as set forth in (S)1, paragraph 4 above) have not been fulfilled before January 1, 1999,


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                                      -7-


      the Investor will transfer its entire share of the Company to Founder 1 for the nominal amount of DM 30,600; provided however, that the Investor will not be obligated to make such transfer if Founder 1 has materially breached this Agreement or failed to use its best efforts to satisfy those conditions to the payment of the surcharge which was within its control.

                                     (S) 2
            Transformation into an AG (German Stock Corporation) and
                             Employee Participation

1. The parties will transform the Company into an Aktiengesellschaft (German stock corporation), changing its legal form before September 30, 1998, provided that the terms of the restructuring, as set forth in the documents to be prepared in connection therewith, are acceptable to the Investor. In the course of the Company's conversion into an AG, the - Investor's shares will be changed into preferred convertible stock with voting rights and liquidation preference ("Vorzugsaktien") as outlined in annex 17 and the founders' shares will be changed into common stock. Furthermore, Founder 1 will convert its shareholder loan in the amount of $10 Mio to be paid over the next 5 years into a shareholder contribution
      (EK04) still to be made available to the Company in the same time period.

2. The Founders and the Investor will use their best efforts to agree to the terms of and to establish an employee stock option model based on the Term Sheet of June 16, 1998 (annex 1), probably in the form of a right to convert options into shares ("naked warrants"), to boost the motivation of the employees of the Company after its transformation into an AG.

3. The documents to be agreed upon in the course of the conversion will conform as close as possible to the originally agreed corporate documents.


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                                      -8-

                                     Part 2
                                     ------
                                     (S) 3
                           Assurances and Warranties

In concluding this Agreement, the Investor assumes the veracity of the statements and explanations given by the Founders and the Company in this Agreement including annexes, especially the following ones. The Founders and the Company are aware that the information contained in this Agreement, aside from the examinations and investigations carried out by the Investor, is the basis of the Investor's participation. The Founders, subject to the limitations of Part 3
(S) 4, section 1, declare explicitly and stand behind the following declarations as complete and correct as of the date of this Agreement and as of the date of Closing, insofar as the following individual explanations do not refer to specific shareholders, as an independent guarantee in the sense of (S) 305 of the Bugerliches Gesetzbuch (German Civil Code).

I.    Establishment and  Continued Existence
      1. The Company was established on February 5, 1998 under the name "RM 9810 Vermogensverwaltungs GmbH" and registered with the Local Court of Munich in the Trade Register under 119609. This is a legally effective Company with limited liability (GmbH) in accordance with the provisions of the GmbHG (Private Limited Company Act).

      2. The Founder 1 acquired on May 5, 1998 all shares of capital of the Company, changed the Company's name to "Atugen Biotechnology GmbH", amended and restated the Articles of Association and applied to move the Company's seat to Berlin, on June 10, 1998, and finally split its share with the nominal amount of DM 50,000 into one partial share with the nominal amount of DM 46,000 and four small partial shares and sold the latter ones to the Founders 2, 8 and 9 as well as to the Founders 3 to 7 who are holding their share in the nominal amount of DM 1,600

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                                      -9-


            jointly. There are no other shares of capital stock of the Company issued or outstanding.

            The Company has never adopted or maintained any stock option plan or granted any stock options, and there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound or committed to issue, deliver, sell, repurchase, or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company, or obligating the Company to issue any such option, with the exception of provisions under Annex 11, warrant call, right, commitment or agreement.

            The Company has the right to conduct its business in its present form and has all requisite power and authority to enter into this Agreement and any other Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which the Company is a party have been duly authorized by all corporate action on the part of the Company, and no further action on the part of the Company is required to authorize the Agreement, the Related Agreements and the transactions contemplated hereby and thereby. For purposes of this Agreement, the term "Related Agreements" shall mean ancillary agreements contemplated by this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

      3. The object of the enterprise is the research, development, and commercialization of biotechnological and pharmaceutical products and services, however not for the ultimate consumer. Excluded from the foregoing is, in particular, the production of such products whose purpose is the de-

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                                      -10-


            livery to others as far as pharmaceutical drugs are qualified in the sense of the Pharmaceutical Product Law.

      4. The Founders have given the Investor a copy of the June 10, 1998 version of the Articles of Association (annex 3) which is the current registered version. Supplementary contracts and additional agreements affecting shareholders' rights do not exist.

      5. The excerpt from the Trade Register in Munich/Berlin as seen in annex 4 shows the current legal position correctly and completely with the exception of the appointment of Dr. Potzsch as general manager which has been effected by a shareholders' meeting of July 10, 1998, but has not yet been registered in the trade register because of the pending seat transfer to Berlin.

      6. The only persons entitled to represent the Company and to execute documents on its behalf according to its Articles of Association and otherwise solely are:

                         Dr. Ralph Earl Christoffersen

                                Dr. Jorg Potzsch

      7. The nominal share or capital of the Company amounts to DM 50,000. It is fully paid, and refund payments have not occurred since the acquisition of the shares through the Founders or earlier.

      8. The present shareholders of the Company and the nominal shares distributed to them are stated in annex 5.

            The Founders 1, 2, 8 and 9 each hold their shares as sole owners in their own name and on their own account. The Founders 3 to 7 hold their share jointly in their name and on their own account. All of the shares,

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

                                      -11-

            with the exception of provisions under Annex 11, are free of any rights of third parties, of whatever sort, and there are no claims for the grant of such rights or the transfer of shares. The shares are in particular not pledged or attached or burdened. With the exception of the obligations resulting from the Articles of Association with regard to shares of capital, there are in particular no right of pre-emption, options or similar rights of third parties. The shares are not subject to executorship or the conditions of provisional or reversionary succession.

      9. Silent shareholders, partiaric loans, royalties or other obligations in regard to the distribution of the profits and losses of the Company do not exist.

      10. Apart from the Articles of Association of the Company listed in Annex 3 and other Agreement, resolutions, and promises mentioned explicitly in this Agreement and its annexes, there are neither any contracts, resolutions nor promises of any which would regulate the relationship between the Company and the shareholders or the legal relationships of the Company or the appointments to a body of the Company or obligations to conclude such contracts, resolutions or promises.

      11. At no time has a petition to open bankruptcy/composition proceedings with regard to the assets of the Company or a winding-up resolution been made.

II.  Declarations with of Assets and Financial Standing

      1.a)   The Company has no binding obligations with regard to taxes or social insurance contributions or other contributions for an employee's pension, warranty or guarantee contracts, bills of exchange or suretyships.


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                                      -12-


      1.b) Pension obligations do not exist. Promises for pensions have not been made.

      1.c) The Company has no contingent liability arising from suretyships, guarantees, etc. with the exception of the normal warranties arising within the framework of the proper Company management. The same applies to all shareholders of the Company in relation to the Company.

      1.d)  Hidden distributions of profits did not occur.

      1.e)  The Company is not overindebted or insolvent.

      2. The Company is entitled to the full, exclusive and unencumbered ownership of each of the assets of the Company at the moment of the capital increase including, but not limited to full, unlimited and unencumbered ownership or exclusive licenses as set out in annex 14 and also possession of all tangible and intangible assets which currently serve the business activity of the Company or which are designated to serve it. The assets of the Company are not liable for the obligations of third parties.

      3. Since the date of its formation, the Company has been managed within the framework of the normal and proper course of business. Since its establishment, no material business incidents or legal transactions have occurred or were undertaken, and no event which individually or in conjunction with other events which did or could have substantially, negatively influenced the assets or profit margin of the Company occurred

      4. Since the date of its formation, the Company has not suffered any damages or losses which individually or together could have a material effect on the Company or its financial status. No distribution of profits or decisions regarding the distribution of profits have occurred since the acquisition of the shares by the founders.

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

                                      -13-

      5.    The Company owns no real estate.

III.  Other Declarations

      1. Neither the Company nor the Founders and their direct relatives hold shares in other enterprises which operate in the field of the Company (as described in Annex 2) or a direct competitor of the Company or have business relations with the Company except for holdings detailed in annex 6.

      2. The Founders each individually declare that they are not the owner of any intellectual property rights (patents, licenses, other intellectual property rights) on the basis of which any royalty payment could be demanded from the Company or the Company's business conduct could be impeded or prohibited world-wide with the exception of the patents and patent applications of Founder 1 in accordance with annex 13 which are subject to licenses to the Company through the license agreement drafted in annex 14 and the Service Agreement drafted in annex 15.

            (a) Annex 21 contains a complete and accurate list of all (i) patented or registered intellectual property rights owned by the Company or owned by Founder 1 and being transferred to the Company in connection with the transactions contemplated herein, (ii) pending patent applications and applications for registrations of other intellectual property rights filed by Founder 1 which relate to the technology to be transferred to the Company, (iii) material unregistered trade names and corporate names owned by the Company, (iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned by the Company and (v) all other intellectual property rights owned by the Company

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

                                      -14-


                 that are material to the operation of the business of the Company as presently conducted and as presently proposed to be conducted. The items listed on Annex 21 constitute all of the intellectual property and intellectual property rights necessary for the operation of the Company's business as contemplated by this Agreement and the other agreements contemplated hereby.

            (b) Annex 22 also contains a complete and accurate list of (i) all material licenses and other rights granted by the Company to any third party with respect to any intellectual property rights, except with respect to rights granted to customers of the Company with respect to the Company's products in the ordinary course of business, (ii) all material licenses and other rights granted by Founder 1 to any third party with respect to any intellectual property rights to be transferred to the Company, and (iii) to the extent not disclosed pursuant to Paragraph 1(a), all licenses and other rights material to the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted, free and clear of all liens or encumbrances granted by any third party to the Company with respect to any intellectual property rights, in each identifying the subject intellectual property rights.

            (c) Except to the extent set forth Annex 21 and the schedule of exceptions, (i) the Company and Founder 1 collectively own all right, title and interest in and to all of the intellectual property rights listed or required to be listed on Annex 21 pursuant to Section 2(a), free and clear of all liens or encumbrances; (ii) the Company will have pursuant to the license granted by Founder 1, a valid license to all intellectual property rights not owned by Founder 1 that are material to the operation of the contemplated businesses of the Company as presently conducted and as presently proposed to be conducted (including but not

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                                      -15-

                 limited to those intellectual property rights listed on Annex 21 pursuant to Sections 2(a), and (b)), free and clear of all liens or encumbrances, and such license or licenses will not be terminated as a result of or require any third party consent to effect an effective transfer via the license to the Company;
                 (iii) the conduct of the Founder 1's business as it relates to the technology being licensed to the Company, to the Knowledge of Founder 1 without having conducted any infringement analysis, has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or confilct with any intellectual property right of other Persons; (iv) Neither the Company nor Founder 1 has received any notices of, any infringement or misappropriation by, or conflict with, any third party with respect to such intellectual property rights (including, without limitation, any demand or request that the Company or Founder 1 license any rights from a third party) nor, to the Company's or Founder 1's knowledge, are there valid grounds for any such assertion of infringement, misappropriation or conflict; (v) to the best of the Company's and Founder 1's knowledge, the intellectual property rights owned by or licensed to the Company have not been infringed, misappropriated or conflicted by other persons or entities; and
                 (vi) Founder 1 has taken all actions reasonably necessary to maintain and protect the Intellectual Property Rights which they own.

      Each service provider of Founder 1 has executed a proprietary information and inventions agreement that provides for the confidential treatment of the intellectual property rights of Founder 1 and the assignment to Founder 1 of inventions developed in connection with the performance of services for Founder 1, in the form previously furnished or made available to the Investors. To the Founder 1's best knowledge, no such service provider is in violation thereof. To Founder 1's best knowledge, all relevant technology has been assigned to Founder 1 by all service providers. Each service provider of the Company will execute a proprietary information and inventions agreement that provides for the confidential treatment of the intellectual property rights to be held by the Company and the assignment to the Company of inventions to be developed in connection with services performed for the Company.

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

      3. The Founders declare that since the acquisition of the shares by the Founders, the Company did not and does not engage in any anti-competition violations which could have a considerable influence on the profitability and the longevity of the Company.

      4. The Company possesses or is applying for all essential official approvals and licenses, which are necessary for the management of the present business enterprise. The Company has not infringed on the rights of third parties or governing law including competition laws, commercial business laws, and the provisions of environmental protection since the acquisition of the shares by the Founders. In the past, the business enterprise has also not infringed on any provisions which serve to protect the environment.

      5. To the best of the Founders' knowledge, the Company owns or has entered into agreements to provide it with the production and procedural know-how as well as all related documents to develop and, if necessary, to produce and to sell products.

      6. To the best of the Founders' knowledge, there are no special circumstances which could significantly impair the business of the Company in the future.

      7. Annex 7 of this Agreement contains a complete and correct list of all bank accounts of the Company and all powers granted to employees for the respective bank accounts.

      8. Claims for compensation by an employee as an inventor have not been submitted to the management since the acquisition of the shares by the

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

            Founders. To the best of the Founder's knowledge, the Company does not use any inventions made by employees other than those to which it holds title or valid license rights.

      9.    The Company has not yet established an advisory council.

      10. The Company has not been a party to continuing or threatened lawsuits, arbitration proceedings, tax proceedings, administrative proceedings, or investigations since the acquisition of the shares by the Founders. Since this point in time, the Company has not been subject to any judgements, administrative acts or the like which would significantly interfere or limit specific business measures for the acquisition or transfer of assets, for competition, or for the management of the business enterprise. To the best of the Founders' and the Company's knowledge, the Company is not delayed in performance of any contractual or legal obligations to the current day.

      11. Annex 8 of this Agreement contains all obligations to third parties (e.g. banks, leasing companies, lessors) worth more than DM 50,000 (fifty thousand German marks) per annum which were entered into or granted with the exception of those concerning employment relationships.

      12. As long as nothing else is revealed by this Agreement, the Company has delivered all tax returns and all other legally necessary declarations to the public authorities by the deadline or within an explicit or implicit extension. The Company has paid all taxes, prepayment of taxes, and other compulsory public charges due and withheld all taxes to be withheld, social insurance contributions, and other compulsory public charges. The Company delivered and/or paid the foregoing to the re-

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
            spective recipients within the deadline including all related late penalties and fines.

      13. With the exception of the contracts mentioned explicitly in this Agreement including its annexes, particularly the enclosed contracts made with the Founders (annex 11, 12, 14 - 16), in particular the Company is not a party to contracts of the following kind:

            - contracts or other settlements with the Founders, their relatives, dependent enterprises, or former shareholders;

            - contracts with third parties relating to the acquisition of a share in the Company or similar rights of third parties;

            - tenancy agreements, leases, and leasing contracts with a value of more than DM 50,000 (fifty thousand German marks) per annum with the exception of the usual contracts for equipment for utilities, office furnishings, automobiles and operating equipment ;

            - other contracts which individually or together establish an obligation exceeding DM 100,000 (one hundred thousand German marks) per annum and with whose fulfillment no party had yet begun at the time of concluding this contract with the exception of such contracts which have been concluded in the normal course of business;

            - agreements concerning the purchase or sale of items from the fixed assets or construction contracts with a value of more than DM 50,000 (Fifty Thousand German marks);

            - commission agreements or the like in connection with the existing shareholdings;

            - contracts which could significantly impair the Company in its business conduct or in its freedom of competition;

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

            -  collective or Company-specific collective employment agreements.

      14. The Company is in compliance with (a) the terms of its Articles of Association, by-laws or other charter or organizational documents,
            (b) all Contracts to which the Company is a party or by or to which any of them or their assets or Properties may be bound or subject,
            (c) all applicable laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, and (d) all applicable orders, writs, judgements, injunctions, awards and decrees of any court, other governmental entity or arbitrator except, in the case of (b) and (c), such failures to comply as would not have a material adverse effect. The Company has not received any written or oral notice of any violation by the Company of, or default by the Company under, any of the items described in clauses (a) through (d) above in this paragraph.
      15.   No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the capital stock of the Company, or the other transactions to be consummated in connection with this Agreement, except such filings as have been made prior to and shall be effective before the execution of this Agreement by the Company.

                                     Part 3
                                     ------
                                     (S) 4
                                   Liability

1.    In case of a violation of assurances or warranties within the meaning of
      (S) 3 of this Agreement, the Founders , as co-debtors (debtors jointly and severally li-

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

      able) with regard to the Investor and the Company, are obligated to replace the full damage to the Company or the proportionate damage to the Investors, even insofar as the damage only affects the Company, upon the election of the Investor. Damage is the net worth of the difference between the described or guaranteed state of affairs and the actual state of affairs or, if the net worth cannot be ascertained, the estimated costs for bringing about the described or guaranteed state of affairs. However, the liability of the Founders 2-9 jointly is limited to a maximum of DM 50,000

2. The regulations of German Civil Code (S) 439 para. 1 and (S) 460 are only applicable to defects which are explicitly disclosed in this agreement. Moreover the Investor have the right to exercise their rights from this agreement independently of the fact that if they, their organs, employees, representatives, advisors or auditors knew or should have known of the deficiency where they or their advisors were given a sufficient opportunity for examination. German Civil Code (S) 464 and German Commercial Code (S) 377 are not applicable.

3.    Limitation of Liability in Time

      a) The limitation period for all claims of the Investor and the Company based on this agreement runs until two months after the submission of the annual report for the financial year of 1999 as far as there is no longer statutory limitation period valid for the claim.

      b) Possible claims in connection with (S) 3 I No. 1- 11 shall expire after 10 years.

4. Rescission ("Wandlung") and resignation ("Rucktritt") are impossible in view of the present agreement except on the part of the Investor if a statement contained in (S) 3 I Nos. 1-11 is incorrect. The right to avoid this Agreement according to (S) 123 German Civil Code remains unaffected.


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                                      -21-


                                     Part 4
                                     ------
                                 New Provisions
                                 --------------
                                     (S) 5
              Articles of Association / Transformation into an AG

1. The Founders shall change the Articles of Association of the Company in accordance with annex 10 by a notarized shareholders' resolution.

2. The Company will decide to create an Advisory Council numbering six members. The first advisory council shall be composed of the following people:

                  (advisory council person 1 designated by founder 1, chairman) (advisory council person 2 designated by founder 1)
                  (advisory council person 3 designated by investor)
                  (advisory council person 4 designated by investor)
                  (advisory council person 5, pharma expert)
                  (Prof. Ganten, advisory council person 6)

3.    The Company shall from time to time:

      (i) deliver to the Investor as soon as practicable, but in any event with in ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and a statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail and prepared in accordance with generally accepted accounting principles;

      (ii) deliver to the Investor within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and applications of funds and balance sheet for and as of the end of such month, in reasonable detail;


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                                      -22-


      (iii) deliver to the Investor as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and promptly after they are prepared, any other budgets or revised budgets prepared by the Company;

      (iv) deliver to the Investor such other information relating to the financial condition, business, prospects or corporate affairs of the Company as Investor may from time to time request;

      (v) maintain its rights to property, including all intellectual property and to its facilities in accordance with the best interests of its stockholders;

      (vi) maintain such insurance, including if determined by the Advisory Council, key person insurance (especially for Drs. Christoffersen and Usman and any other officers of the Company);

      (vii) pay its taxes and other obligations as and when they become due in the ordinary course of its business;

      (viii) notify Investor of any material defaults by the Company, of all material litigation by or against the Company;

      (ix) conduct its business in compliance with all applicable laws and with its Articles of association ("Gesellschaftsvertrag")

      (x) maintain a proper system of internal accounting controls;

      (xi) maintain in full force and effect the License Agreement and the Services Agreement between the Company and Founder 1, subject to the Termination provision therein.

4. The Company commits itself to announce the new Articles of Association after the corresponding shareholders` resolution to the Trade Register without delay. Possible later changes to the Articles of Association shall be effected in accordance with the law and the Articles of Association.


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                                      -23-

                                     (S) 6
     Technology, Know-How, Advisory, Service Agreements and Loan Agreements

1. The Company has concluded an employment agreement for the position of general manager with Dr. Christoffersen and Dr. Potzsch in accordance with annex 11.

2. The Company has concluded individual employment contracts with Mr. Andre Hansen in accordance with annex 12.

3. The Company has concluded a License Agreement and a Service Agreement with the Founder 1 in accordance with annex 14.

4. The Company has concluded a Service Agreement with the Founder 1 in accordance with annex 15.

5. The Company has concluded a Loan Agreement with the Founder 1 in accordance with annex 16.

                                     (S) 7
   Commitment under the Law of Obligations to the New Articles of Association

Even before adoption of the resolution necessitated by the increase of capital and the change of the Articles of Association, the shareholders are obligated to observe the interests of the Investor and to maintain the orderly continuation of the Company. Until the registration of the increase of capital, the Founders will not resolve to or undertake any distribution of profits.

                                     (S) 8
                                     Costs

All costs of the parties to this Agreement, including reasonable legal fees and related out-of-pocket expenses, in connection with the conclusion of this Agreement, the increase of capital, the subscription to the new shares, the change of the Articles of Association, the


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                                      -24-


application for registration in the Trade Register, and other parts of the transaction directly concerning the Company's relationships are to be borne by the Company.

                                     (S) 9
                           Condition of Postponement

This Agreement is subject to the postponement condition that the investors effectively sign their take-over (assumption) declarations in accordance with
(S) 1 paragraph 3 within two months of the signing of this Agreement.

                                     (S) 10
                               General Provisions

1. The agreements reached in the term sheet of June 16, 1998, insofar as they are regulated in detail in this Agreement including annexes, are rescinded with the effectiveness of this Agreement; so that in the future only individual points, in particular those in relation to the future transformation of the Company into a stock corporation with limited liability, shall have effect.

2. Should any of the provisions of this Agreement prove to be invalid or should this agreement contain omissions, the efficacy of the remaining provisions shall not be disturbed. In lieu of the invalid provision, the valid provision, which comes closest to fulfilling the intended economic purpose of the invalid provision, shall be deemed agreed upon. In the case of omissions, the provision, which represents the meaning and intention of this agreement and would have been agreed to if the parties had been aware of it shall be deemed agreed upon.

3. The validity of this Agreement is not conditional on access to a copy of this Agreement signed by all the parties.

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                                      -25-


4. Alterations and supplements to this Participation Agreement necessitate a writing, provided the law does not stipulate a stricter form. The requirement of the written form can only be cancelled by a written agreement of all parties to this agreement.

5. Exclusive place of jurisdiction and venue for all disputes in connection with the participation created by this agreement is Berlin, insofar this is legally permissible.

6. The annexes to this Agreement are an essential part of it. The headings in this Agreement only serve for a better orientation and are of no significance for the content and interpretation of this agreement. Explanations in a provision or annex of this Agreement are also deemed listed for purposes of all other provisions or annexes.

7. A German and an English version of this Agreement exist. Only the English version of this Participation Agreement is binding.

Boulder, August 24, 1998
                --

                               /s/ Larry Bullock
               -------------------------------------------------
                        RIBOZYME PHARMACEUTICALS, Inc.
                                   Founder 1


                          /s/ Ralph E. Christoffersen
               -------------------------------------------------
                         Dr. Ralph Earl Christoffersen
                                   Founder 2


                               /s/ Larry Bullock
               -------------------------------------------------
                               Mr. Larry Bullock
                                   Founder 3

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                                      -26-



                               /s/ Nassim Usman
               -------------------------------------------------
                               Dr. Nassim Usman
                                   Founder 4


                              /s/ James Thompson
               -------------------------------------------------
                              Dr. James Thompson
                                   Founder 5


                               /s/ Alene Holzman
               -------------------------------------------------
                               Ms. Alene Holzman
                                   Founder 6


                              /s/ Thomas Rossing
               -------------------------------------------------
                              Dr. Thomas Rossing
                                   Founder 7


Boston, August __, 1998

BB BIOVENTURES L.P.

By: /s/ Luke Evnin

Name: Luke Evnin

Title: Managing Director

Berlin, August 31 , 1998


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                                      -27-

                               /s/ Jorg Potzsch
               -------------------------------------------------
                               Dr. Jorg Potzsch
                                   Founder 8


                              /s/ Thomas Walther
               -------------------------------------------------
                              Dr. Thomas Walther
                                   Founder 9


                          /s/ Ralph E. Christoffersen
               -------------------------------------------------
                           Atugen Biotechnology GmbH
                                    Company



                                List of Annexes
                                ---------------
                                    to the
                                    ------
                            Participation Agreement
                            -----------------------

Annex 1:         Signed Term Sheet of June 16,1998

Annex 2:         Business Plan in the version of July 30, 1998

Annex 3: Minutes from the shareholders' meeting of June 10, 1998 including the Articles of Association

Annex 4:         Excerpt from the Trade Register


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                                      -28-


Annex 5:         List of Shareholders

Annex 6:         Shareholdings in other Companies Which Are Active in
                 the Field of the Company or a Related Field or Are in a
                 Business Relationship with the Company
Annex 7:         Bank Accounts of the Company

Annex 8:         Obligations of the Company Exceeding  DM 50,000

Annex 9:         List of Employees

Annex 10:        Draft of the New Articles of Association

Annex 11:        Employment Contracts for the General Manager(s)

Annex 12         Employment Contract

Annex 13         Patents and applications for patents of founder 1


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                                      -29-


Annex 14         License Agreement

Annex 15         Service Agreement

Annex 16         Loan Agreement

Annex 17         Rights of Preferred Stock

Annex 18         Letter of Intent (BMBF)

Annex 19         Letter of Intent (Senate of Berlin)

Annex 20         Cap table

Annex 21         Founder 1 Patents and Trademark

Annex 22         List of Existing Licensees


[*] Confidential treatment requested